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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-132312 and 333-144705 on Forms S-8 of our reports dated March 17, 2009, relating to the consolidated financial statements of Crocs, Inc. (the Company) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (a) the existence of substantial doubt about the Company's ability to continue as a going concern and (b) the adoption on January 1, 2007, of the Financial Accounting Standards Board's Interpretation No. 48, Accounting for Uncertainty in Income Taxes), and the effectiveness of Crocs, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Crocs, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 17, 2009

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM